UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2016

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 25, 2016, xG Technology, Inc. (the “Company”) filed a Certificate of Designations with the Secretary of State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to its Series D Convertible Preferred Stock (the “Preferred Stock”), par value $0.00001 per share. The Certificate of Designations became effective with the Secretary of the State of Delaware upon filing. A copy of the Certificate of Designations is included in Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series D Convertible Preferred Stock

Stated Value

The stated value of the Preferred Stock is $1.00 per share.

Ranking

The Preferred Stock shall rank junior to the Series B Convertible Preferred Stock, $0.00001 par value per share, of the Company (the “Series B Preferred Stock”) in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution or winding up of the Company. The Preferred Stock will rank senior to all of the Company’s common stock and other classes of capital stock with respect to dividend rights and/or rights upon distributions, liquidation, dissolution or winding up of the Company, other than to the Series B Preferred Stock and any class of parity stock that the holders of a majority of the outstanding shares of Preferred Stock consent to the creation of.

Liquidation Preference of Preferred Stock

Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, before the payment of any amount to the holder of shares of junior stock, but pari passu with any parity stock, the holders of Preferred Stock are entitled to receive the amount equal to the greater of (i) the stated value of the Preferred Stock or (ii) the amount the holder of Preferred Stock would receive if such holder converted the Preferred Stock into common stock immediately prior to the date of the liquidation event, including accrued and unpaid dividends.

Conversion Rights of Preferred

A holder of Preferred Stock shall have the right to convert the Preferred Stock, in whole or in part, upon written notice to the Company at a conversion price equal to $0.10 per share, which is adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the common stock.

Voting Rights

Except with respect to certain material changes in the terms of the Preferred Stock and certain other matters, and except as may be required by Delaware law, holders of Preferred Stock shall have no voting rights. The approval of a majority of the holders of the Preferred Stock is required to amend the Certificate of Designations.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
Exhibit 3.1	Certificate of Designations of Series D Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2016	xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton
Title: Chief Financial Officer